                         NOTICE OF GUARANTEED DELIVERY


                                      FOR

                         5.625% SENIOR NOTES DUE 2006;
                        6.50% SENIOR NOTES DUE 2011; AND
                          7.125% SENIOR NOTES DUE 2031
                                       OF

                             CINGULAR WIRELESS LLC

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Cingular Wireless LLC, a Delaware limited liability company
(the "Company"), made pursuant to the Prospectus, dated           , 2002 (the
"Prospectus"), if certificates for the outstanding 5.625% Senior Notes due 2006; 6.50% Senior Notes due 2011; and 7.125% Senior Notes due 2031 of the Company (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Bank One Trust Company N.A. (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer and must include a signature guarantee by an "Eligible Institution" as set forth below. This Notice of Guaranteed Delivery may be delivered or transmitted by mail or hand delivery to the Exchange Agent as set forth below. See "The Exchange Offer -- Procedures for
Tendering -- Registered Holders and DTC Participants" in the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON


          , 2002 UNLESS THE OFFER IS EXTENDED BY US FOR UP TO 15 DAYS (THE


"EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME


PRIOR TO THE EXPIRATION DATE.


                              THE EXCHANGE AGENT:

                          BANK ONE TRUST COMPANY, N.A.


       By Mail:                               By Hand or Overnight Courier:
 1111 Polaris Parkway                              1111 Polaris Parkway
  Suite IN, OH1-0184                                Suite IN, OH1-0184
  Columbus, OH 43240                                Columbus, OH 43240
 Attention: Exchanges                              Attention: Exchanges



     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.


     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     The undersigned understands that no withdrawal of a tender of Old Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at the address specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.


     The undersigned understands that the exchange of New Notes for Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Old Notes (or Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC")) and (2) if Old Notes are to be physically delivered, a Letter of Transmittal with respect to such Old Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or, in the case of book-entry transfer, a properly transmitted Agent's Message. The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering the Old Notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.


     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                            PLEASE SIGN AND COMPLETE

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

Signature(s) of Owner(s) or Authorized Signatory:           Name(s) of Holder(s): ------------------------------

-----------------------------------------------------       -----------------------------------------------------

-----------------------------------------------------       -----------------------------------------------------

Principal Amount of Old Notes Tendered:*                    Address: --------------------------------------------

-----------------------------------------------------       -----------------------------------------------------

Certificate No(s). of Old Notes (if available):             Area Code and Telephone No.: ---------------------

-----------------------------------------------------       If Old Notes will be delivered by book-entry transfer
-----------------------------------------------------       at The Depository Trust Company, insert Depository
Date: -----------------------------------------------       Account No.:
                                                            -----------------------------------------------------

     This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes exactly as its (their) name(s) appear(s) on certificates for Old Notes or on a DTC security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)


Name(s):
                  ---------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------

Capacity:
                  ---------------------------------------------------------------------------------------------

Address(es):
                  ---------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------

DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

---------------

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof in the case of Old Notes in book-entry form and in principal amounts of $250,000 and integral multiples of $1,000 in the case of Old Notes in certificated form.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby guarantees that, within five New York Stock Exchange trading days after the date of execution hereof, one or more properly completed and duly executed Letters of Transmittal (or Agent's Message in lieu thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

     The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

     DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.


Name of Firm: -------------------------------------
                                                         -----------------------------------------------------
                                                         Authorized Signature

Address: --------------------------------------------    Name: ----------------------------------------------

                                                         Title:
-----------------------------------------------------    -----------------------------------------------

Area Code and Telephone No.: ---------------------       Date: -----------------------------------------------